Exhibit 13

                         SECURITY AGREEMENT
                   (Collateral Pledge Agreement)

                                  Date     November 17, 1993


DEBTOR   CONSOLIDATED           SECURED     FIRST NATIONAL
         TECHNOLOGY             PARTY       BANK OF GRAYSON
         CORPORATION

BUSINESS  P.O. BOX A            ADDRESS     102 E. MAIN ST. OR
                                            P.O. BOX 67
RESIDENCE
ADDRESS

CITY,    OLIVE HILL, KY 4116    CITY,       GRAYSON, KY  41143
STATE &                         STATE &
ZIP CODE                        ZIP CODE

1.     Security Interest and Collateral.  To secure (check one):

     XX     the payment and performance of each and every debt,
liability and obligation of every type and description which Debtor may now or at any time hereafter owe to Secured Party (whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several; all such debts, liabilities and obligations being herein collectively referred to as the "Obligations"), the debt, liability or obligation of the Debtor to secured party evidenced by the following:
                                    , and any extensions, renewals
or replacements thereof (herein referred to as the "Obligations").

Debtor hereby grants Secured Party a security interest (herein called the "Security Interest") in (check one):

     ___     all property of any kind now or at any time hereafter
owned by Debtor, or in which Debtor may now or hereafter have an interest, which may now be or may at any time hereafter come into the possession or control of Secured Party or into the possession or control of Secured Party's agents or correspondents, whether such possession or control is given for collateral purposes or for safekeeping, together with all rights in connection with such property (herein called the "Collateral"),

     XX     the property owned by Debtor and held by Secured Party
that is described as follows:  100,000 SHARES OF COMMON STOCK IN
ADDINGTON RESOURCES, INC., together with all rights in connection with such property (herein called the "Collateral").

2. Representations, Warranties and Covenants. Debtor represents, warrants and covenants that:

     (a) Debtor will duly endorse, in blank, each and every instrument constituting Collateral by signing on said instrument or by signing a separate document of assignment or transfer, if required by Secured Party.

     (b) Debtor is the owner of the Collateral free and clear of all liens, encumbrances, security interests and restrictions, except the Security Interest and any restrictive legend appearing on any instrument constituting Collateral.

     (c) Debtor will keep the Collateral free and clear of all liens, encumbrances and security interests, except the Security
Interest.

     (d) Debtor will pay, when due, all taxes and other governmental charges levied or assessed upon or against any Collateral.

     (e) At any time, upon request by Secured Party, Debtor will deliver to Secured Party all notices, financial statements, reports or other communications received by Debtor as an owner or holder of the Collateral.

     (f) Debtor will upon receipt deliver to Secured Party in pledge as additional Collateral all securities distributed on account of the Collateral such as stock dividends and securities resulting from stock splits, reorganizations and recapitalizations.


THIS AGREEMENT CONTAINS ADDITIONAL PROVISIONS SET FORTH ON PAGE 2
           HEREOF, ALL OF WHICH ARE MADE A PART HEREOF.


                              CONSOLIDATED TECHNOLOGY CORPORATION
                                        DEBTOR'S NAME

                              By  /s/ Robert Addington
                                    ROBERT R. ADDINGTON

                              Title:  CHAIRMAN & CEO

                              By  /s/ Robert Addington
                                    ROBERT R. ADDINGTON
                              Title:     INDIVIDUALLY





                  Third Party Pledge Agreement

                                           Date  November 17, 1993


Pledgor    ROBERT R ADDINGTON    SECURED    FIRST NATIONAL BANK OF
                                 PARTY      GRAYSON

BUSINESS OR                      ADDRESS    102 E. MAIN STREET
RESIDENCE  3513 BRIARWOOD DRIVE             PO BOX 67
ADDRESS

CITY,                            CITY,
STATE &    CATLETTSBURG, KY      STATE &
ZIP CODE    41129                ZIP CODE   GRAYSON, KY 41143


1.     Security Interest and Collateral.  To secure (check one):

     XX     the payment and performance of each and every debt,
liability and obligation of every type and description which CONSOLIDATED TECHNOLOGY CORPORATION ("Debtor") may now or at any time hereafter owe to Secured Party (whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several; all such debts, liabilities and obligations being herein collectively referred to as the "Obligations"),

     ___     the debt, liability or obligation of ________________
("Debtor") to Secured Party evidenced by or arising under the
following:                                           , and any
extensions, renewals or replacements thereof (herein referred to as the "Obligations"),

Pledgor hereby grants Secured Party a security interest (herein called the "Security Interest") in (check one):

     ___     all property of any kind now or at any time hereafter
owned by Pledgor, or in which Pledgor may now or hereafter have an interest, which may now be or may at any time hereafter come into the possession or control of Secured Party or into the possession or control of Secured Party's agents or correspondents, whether such possession or control is given for collateral purposes or for safekeeping, together with all proceeds of and other rights in connection with such property (herein called the "Collateral").

     XX     the property owned by Pledgor and held by Secured Party
that is described as follows:  100,000 SHARES OF ADDINGTON
RESOURCES, INC. STOCK CERT. #AR-1432, together with all rights in connection with that property (herein called the "Collateral").

2. Representations, Warranties and Covenants. Pledgor represents, warrants and covenants that:

     (a) Pledgor will duly endorse, in blank, each and every instrument constituting Collateral by signing on said instrument or by signing a separate document of assignment or transfer, if required by Secured Party.

     (b) Pledgor is the owner of the Collateral free and clear of all liens, encumbrances, security interests and restrictions, except the Security Interest and any restrictive legend appearing on any instrument constituting Collateral.

     (c) Pledgor will keep the Collateral free and clear of all liens, encumbrances and security interests, except the Security
Interest.

     (d) Pledgor will pay, when due, all taxes and other governmental charges levied or assessed upon or against any Collateral.

     (e) At any time, upon request by Secured Party, Pledgor will deliver to Secured Party all notices, financial statements, reports or other communications received by Pledgor as an owner or holder of the Collateral.

     (f) Pledgor will upon receipt deliver to Secured Party in pledge as additional Collateral all securities distributed on account of the Collateral such as stock dividends and securities resulting from stock splits, reorganizations and recapitalizations.


3. Rights of Secured Party. Pledgor agrees that Secured Party may at any time, whether before or after the occurrence of an Event of Default and without notice or demand of any kind, (i) notify the obligor on or issuer of any Collateral to make payment to Secured Party of any amounts due or distributable thereon, (ii) in Pledgor's name of Secured Party's name enforce collection of any Collateral by suit or otherwise, or surrender, release or exchange all or any part of it, or compromise, extend or renew for any period any obligation evidenced by the Collateral, (iii) receive all proceeds of the Collateral, and (iv) hold any increase or profits received from the Collateral as additional security for the Obligations, except that any money received from the Collateral shall, at Secured Party's option, be applied in reduction of the Obligations, in such order of application as Secured Party may determine, or be remitted to Debtor.


THIS AGREEMENT CONTAINS ADDITIONAL PROVISIONS SET FORTH ON PAGE 2
          HEREOF, ALL OF WHICH ARE MADE A PART HEREOF.



                              ROBERT R. ADDINGTON
                                     PLEDGOR'S NAME

                              By /s/ Robert Addington
                                 ROBERT R. ADDINGTON

                              Title:

                              By

                              Title: